UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2012 (June 28, 2012)

ORIENTAL FINANCIAL GROUP INC.

(Exact name of registrant as specified in its charter)

Commonwealth of Puerto Rico	001-12647	66-0538893
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Oriental Center

Professional Offices Park

997 San Roberto Street, 10th Floor

San Juan, Puerto Rico 00926

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (787) 771-6800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 28, 2012, Oriental Financial Group Inc. (“Oriental”) issued a press release announcing that on such date Oriental and Banco Bilbao Vizcaya Argentaria, S.A. (“BBVA”) entered into a definitive Acquisition Agreement (the “Acquisition Agreement”), pursuant to which BBVA agreed to sell to Oriental, and Oriental agreed to purchase from BBVA, all of the outstanding common stock of each of BBVA PR Holding Corporation (the sole shareholder of Banco Bilbao Vizcaya Argentaria Puerto Rico, a Puerto Rico chartered commercial bank (“BBVA Puerto Rico”), and BBVA Seguros, Inc., a subsidiary offering insurance services) and BBVA Securities of Puerto Rico, Inc., a registered broker-dealer (the “Acquisition”).

On July 3, 2012, Oriental completed its sale to various institutional purchasers of $84 million of its 8.750% Non-Cumulative Convertible Perpetual Preferred Stock, Series C (the “Preferred Stock”), through a private placement, pursuant to a Subscription Agreement dated June 28, 2012, between Oriental and each of the purchasers thereto (the “Subscription Agreement”).

The Acquisition Agreement

Oriental will acquire all of the outstanding common stock of each of BBVA PR Holding Corporation and BBVA Securities of Puerto Rico, Inc. for an aggregate purchase price of $500 million. Immediately following the closing of the Acquisition (the “Closing”), Oriental will merge BBVA Puerto Rico with and into Oriental Bank and Trust, a wholly owned subsidiary of Oriental (“Oriental Bank”), with Oriental Bank continuing as the surviving entity. In addition to the sale of Preferred Stock, prior to the Closing, Oriental agreed in the Acquisition Agreement to use its reasonable best efforts to raise at least an additional $66 million through the sale of additional equity (the “Buyer Capital Raise”). BBVA agreed to use its reasonable best efforts to provide information requested by Oriental, and otherwise to cooperate, in connection with the Buyer Capital Raise.

Consummation of the Acquisition is subject to certain customary conditions, including the receipt of required regulatory approvals without the imposition of a materially burdensome regulatory condition, as described in the Acquisition Agreement.

In the Acquisition Agreement, Oriental and BBVA agreed to use their reasonable best efforts to consummate the transaction and agreed to cooperate with one another to make the necessary filings and obtain the necessary consents and approvals of third parties and governmental authorities. BBVA and Oriental also agreed to use reasonable best efforts to cooperate with one another concerning finalization of a transition services agreement. BBVA agreed to cause BBVA PR Holding Corporation, BBVA Puerto Rico, BBVA Seguros, Inc. and BBVA Securities of Puerto Rico, Inc. (collectively, the “BBVA PR Companies”) to operate in the ordinary course of business consistent with past practice, and not to enter into certain types of transactions prior to the Closing.

BBVA agreed not to engage in specified activities competitive with the businesses of the BBVA PR Companies in Puerto Rico for three years following the Closing or solicit or hire any senior-level officer of the BBVA PR Companies for one year following the Closing.

Oriental agreed that after the Closing it will phase out the use of BBVA marks within 60 days and provide each employee of the BBVA PR Companies who becomes an Oriental employee, for one year following the Closing, the base salary or hourly wage rate, annual bonus opportunity and employee benefits that are substantially comparable to those to which the employee was entitled immediately prior to the Closing, as well as severance benefits that are no less favorable than those provided immediately prior to the Closing.

The Acquisition Agreement provides certain customary termination rights for both BBVA and Oriental, and further provides that upon the termination of the Acquisition Agreement under certain circumstances, Oriental would be obligated to pay BBVA a termination fee of $25 million and, under certain of those circumstances, if BBVA proves that it sustained losses in connection with such non-consummation in excess of the termination fee amount, BBVA may recover from Oriental up to an additional $25 million in losses.

The Acquisition Agreement contains customary representations and warranties of each of BBVA and Oriental. The Acquisition Agreement also contains customary indemnification provisions for each of BBVA and Oriental, subject, in certain cases, to a de minimis claim size threshold, an aggregate claim amount deductible, a cap on indemnification and other limitations on liability.

The Acquisition Agreement and the above description of the Acquisition Agreement have been included to provide security holders with information regarding the terms of the Acquisition Agreement. They are not intended to provide any other factual information about BBVA, Oriental or the BBVA PR Companies or their respective affiliates. The Acquisition Agreement contains representations and warranties of each of Oriental, on one other hand and BBVA, on the other one hand (including with respect to the BBVA PR Companies), made solely for the benefit of the other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that Oriental and BBVA (including with respect to the BBVA PR Companies) have exchanged in connection with signing the Acquisition Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Acquisition Agreement. In addition, such representations and warranties may apply standards of materiality in a way that is different from what may be viewed as material by security holders of Oriental or BBVA. Moreover, the representations and warranties in the Acquisition Agreement were used for the purpose of allocating risk between Oriental, on the one hand, and BBVA, on the other hand. Security holders are not third-party beneficiaries under the Acquisition Agreement. Accordingly, you should read the representations and warranties in the Acquisition Agreement not in isolation but only in conjunction with the other information about Oriental or the BBVA PR Companies, or any of their respective affiliates that the respective companies or their affiliates include in reports, statements and other filings they make with the Securities and Exchange Commission, and you should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of BBVA, Oriental or the BBVA PR Companies or any of their respective affiliates.

The foregoing description of the Acquisition and the Acquisition Agreement does not purport to be complete and is qualified in its entirety by reference to the Acquisition Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this report by reference.

The Preferred Stock

On June 29, 2012, Oriental filed with the Secretary of State of the Commonwealth of Puerto Rico the Certificate of Designations setting forth the terms of its Preferred Stock.

The Preferred Stock has a liquidation preference of $1,000 per share and is convertible at the option of the holder into shares of Oriental’s common stock, par value $1.00 per share (the “Common Stock”), at a conversion rate of 84.9798 shares of Common Stock per share of Preferred Stock (which reflects an initial conversion price of $11.7675 per share of Common Stock). As described below, the conversion rate will be adjusted upon the occurrence of certain fundamental changes and other specified corporate events. Upon conversion, Oriental may choose to pay or deliver, as the case may be, cash, shares of Common Stock or a combination thereof, at Oriental’s election, subject to any applicable regulatory approval.

Dividends on the Preferred Stock will be payable quarterly in arrears, when, as and if authorized and declared by Oriental’s board of directors out of legally available funds at an annual rate of 8.750% on the liquidation preference of $1,000 per share.

On or after July 15, 2017, Oriental may, at its option, at any time or from time to time, cause some or all of the Preferred Stock to be converted into shares of Common Stock (or, with any applicable regulatory approval, cash or a combination of shares of Common Stock and cash) at the then applicable conversion rate, if, for 20 trading days within any period of 30 consecutive trading days ending on the trading day preceding the date Oriental gives notice of mandatory conversion, the closing price of the Common Stock exceeds 130% of the then applicable conversion price of the Preferred Stock.

The Preferred Stock is not redeemable by Oriental at any time, except upon termination of the Acquisition Agreement. In such case, Oriental may, subject to regulatory approval, if required under CFR 225.4, at its option, redeem all (but not less than all) the shares of Preferred Stock pursuant to a notice of redemption given (i) on or prior to July 28, 2013 if the Acquisition Agreement terminates without the Acquisition closing occurring on or prior to June 28, 2013, or (ii) on or prior to the third business day after September 30, 2013, if the last day for consummation of the Acquisition has been extended in accordance with the Acquisition Agreement, in cash, at a redemption price equal to 101% of the liquidation preference of the shares of Preferred Stock to be redeemed and accrued and unpaid dividends for such dividend period (whether or not declared), plus a redemption premium based on the price of the Common Stock at the time of the redemption.

If the price per share of Common Stock received by holders in connection with certain fundamental changes (the “Reference Price”) is less than the then-applicable conversion price (after giving effect to the adjustments referred to above), each share of Preferred Stock may be converted during the period beginning on the effective date of the fundamental change and ending on the date that is 30 days after the effective date of such fundamental change at an adjusted conversion price equal to the greater of (i) the Reference Price and (ii) $5.23, subject to adjustment. In lieu of issuing shares of Common Stock upon conversion in such event, Oriental may, at its option, provided that it obtains any applicable regulatory approval, make a cash payment equal to the Reference Price for each share of Common Stock otherwise issuable upon conversion.

In connection with certain specified corporate events, the dividend rate per annum on the Preferred Stock will increase by 3.0% during each quarter in which the closing price of the Common Stock is below $10.46, subject to adjustment, for 20 trading days within the period of 30 consecutive trading days ending 15 trading days prior to the quarterly record date for the quarter.

In addition, if and only to the extent a holder elects to convert its Preferred Stock in connection with a fundamental change or at any time after the occurrence of a specified corporate event, Oriental will in certain circumstances increase the conversion rate for any conversion of the Preferred Stock that occurs during the period by a number of additional shares of Common Stock (the “make-whole shares”) determined by reference to a table based on the date on which such fundamental change or specified corporate event occurs and the price paid per share of Common Stock with respect to such fundamental change or the price per share at the time of the specified corporate event occurs, respectively.

The conversion rate is also subject to customary anti-dilution adjustments.

The dividend rate per annum on the Preferred Stock will increase by 0.25% if Oriental fails to timely file certain periodic reports or the Preferred Stock is not otherwise freely tradable at any time during the six-month period beginning on, and including the date which is six months after the issuance of the Preferred Stock and by an additional 0.25% if such failure to file occurred and is continuing or the Preferred Stock remains not freely tradable for a period of 90 calendar days. Further, if the restrictive legend on the Preferred Stock has not been removed or the Preferred Stock is not otherwise freely tradable as of the 365th day after the issuance of the Preferred Stock the dividend rate per annum on the Preferred Stock will increase by 0.50% for each day until such restrictive legend is removed and the Preferred Stock is freely tradable.

The foregoing description of the Certificate of Designations does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designations, which is filed as Exhibit 3.1 hereto and is incorporated into this report by reference. A copy of the form of certificate for the Preferred Stock is filed as Exhibit 4.1 hereto and incorporated into this report by reference.

Oriental intends to use the net proceeds from the sale of Preferred Stock to fund a portion of the Acquisition price.

Oriental made certain representations, warranties and covenants in the Subscription Agreement concerning Oriental and the sale of Preferred Stock that are customary in private placement transactions and also agreed to indemnify the purchasers thereof against certain liabilities.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated herein by reference.

The shares to be issued pursuant to the Subscription Agreement were offered and sold in private transactions and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) in compliance with the exemption from Securities Act registration provided by Section 4(2) of the Securities Act.

Item 3.03 Material Modification to the Rights of Security Holders.

The information set forth in Item 1.01 above is incorporated herein by reference.

Under the terms of the Preferred Stock, Oriental’s ability to declare or pay dividends or make distributions on, or repurchase, redeem or otherwise acquire for consideration, shares of its Common Stock, or any junior security or parity security, will be subject to certain restrictions in the event that Oriental does not pay in full all dividends that have been declared on the Preferred Stock. The terms of the Preferred Stock are more fully set forth in the Certificate of Designations described in Item 1.01 above and filed as Exhibit 3.1 and incorporated into this report by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 1.01 above is incorporated herein by reference.

On June 29, 2012, Oriental filed the Certificate of Designations with the Secretary of State of the Commonwealth of Puerto Rico. Upon its filing, the Certificate of Designations amended Oriental’s certificate of incorporation. The Certificate of Designations is filed as Exhibit 3.1 and incorporated into this report by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit
*2.1	Acquisition Agreement dated June 28, 2012, entered into between Oriental Financial Group Inc. and Banco Bilbao Vizcaya Argentaria, S.A.

*3.1	Certificate of Designations of Oriental Financial Group Inc. filed on June 29, 2012 with the Secretary of State of the Commonwealth of Puerto Rico designating the preferences, limitations, voting powers and relative rights of the 8.750% Non-Cumulative Convertible Perpetual Preferred Stock, Series C.

*4.1	Form of Certificate for the 8.750% Non-Cumulative Convertible Perpetual Preferred Stock, Series C (included in Exhibit 3.1).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORIENTAL FINANCIAL GROUP INC.

Date: July 3, 2012	By:	/s/ Carlos O. Souffront
		Name:	Carlos O. Souffront
		Title:	Secretary of the Board of Directors

Exhibit Index

Exhibit No.	Description of Exhibit
*2.1	Acquisition Agreement dated June 28, 2012, entered into between Oriental Financial Group Inc. and Banco Bilbao Vizcaya Argentaria, S.A.

*3.1	Certificate of Designations of Oriental Financial Group Inc. filed on June 29, 2012 with the Secretary of State of the Commonwealth of Puerto Rico designating the preferences, limitations, voting powers and relative rights of the 8.750%% Non-Cumulative Convertible Perpetual Preferred Stock, Series C.

*4.1	Form of Certificate for the 8.750% Non-Cumulative Convertible Perpetual Preferred Stock, Series C (included in Exhibit 3.1).

*	Filed herewith.